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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

POGO PRODUCING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7792 (Commission File Number)	74-1659398 (IRS Employer Identification No.)
5 Greenway Plaza, Suite 2700 Houston, Texas 77046-0504 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (713) 297-5000

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press Release issued July 15, 2003 regarding the second quarter 2003 results of Pogo Producing Company (the "Company").
99.2	Unaudited Supplemental Financial Information regarding the Company's second quarter 2003 results.
99.3	Unaudited Supplemental Operating Information regarding the Company's second quarter 2003 results

Item 9. Regulation FD Disclosure (also provided under Item 12).

        (1)   On July 15, 2003, a press release was issued by the Company and also made available through the Company's website at www.pogoproducing.com. The press release contains certain information concerning the Company's unaudited financial and operating results for the quarter ended June 30, 2003. A copy of this press release is included herein as Exhibit 99.1 and incorporated in this Item 9 by reference.

        (2)   On July 15, 2003, certain unaudited supplemental financial and operating information concerning the Company's results for the quarter ended June 30, 2003, were placed on the Company's website at www.pogoproducing.com. A copy of the two supplemental schedules are included herein as Exhibits 99.2 and 99.3 and are incorporated in this Item 9 by reference.

        In accordance with SEC Release No. 33-8216, the information in the Press Release and supplemental schedules referred to above, to the extent required to be furnished under Item 12 "Results of Operations and Financial Condition," are furnished under this Item 9. The information in the Press Release and such supplemental schedules is being furnished, not filed, pursuant to Item 9 and Item 12.

Item 12. Results of Operations and Financial Condition.

        Please refer to Item 9 for information provided thereunder which is also provided under this Item 12.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY
Date: July 15, 2003	By:	/s/ GERALD A. MORTON Gerald A. Morton Senior Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued July 15, 2003 regarding the second quarter 2003 results of the Company.
99.2	Unaudited Supplemental Financial Information regarding the Company's second quarter 2003 results.
99.3	Unaudited Supplemental Operating Information regarding the Company's second quarter 2003 results.

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SIGNATURE
Exhibit Index